Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:                                                                        )                                                             Chapter 11
HANCOCK FABRICS, INC., et al.,1                                   )                                                             Case No. 07-10353 (BLS)
 )
Debtors.                                                 )                                                              Jointly Administered
_________________________________________)                                                               Re:  D.I. 2746, 2800, 2906, 2984

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER PURSUANT TO
11 U.S.C. § 1129 AND FED. R. BANKR. P. 3020 CONFIRMING THE JOINT
CONSOLIDATED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF
THE BANKRUPTCY CODE PROPOSED BY HANCOCK FABRICS, INC. AND
ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

Upon consideration of the Joint Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by Hancock Fabrics, Inc. and Its Affiliated Debtors and Debtors in Possession (collectively, the “Debtors”), dated June 10, 2008 (D.I. 2746) (as modified and supplemented herein, the “Plan”)2; the Notice Of Confirmation Hearing And Disclosures Regarding Joint Consolidated Plan Of Reorganization Under Chapter 11 Of The Bankruptcy Code Proposed By Hancock Fabrics, Inc. And Its Affiliated Debtors And Debtors In Possession, dated June 18, 2008 (the “Disclosure Notice”), approved by the Court and transmitted to the Debtors’ creditors, stockholders and other parties-in-interest in accordance with the Order of the Court dated June 18, 2008 (D.I. 2800) (the “Disclosure Order”); the Affidavits of Mailing regarding the Disclosure Notice (D.I. 2874, 2894) (collectively, the “Mailing Affidavits”); and the Declaration of Robert W. Driskell in Support of Confirmation of the Plan (D.I. 2984) (the “Declaration“); and a hearing having been held before this Court on July 22, 2008 (the “Confirmation Hearing”) to consider confirmation of the Plan; and due notice of the Confirmation Hearing having been given to all parties in interest in accordance with the Disclosure Order; and the appearance of all interested parties having been noted on the record; and upon the evidence offered at the Confirmation Hearing; and upon the record of the Reorganization Cases; and upon all of the proceedings had before the Court; and after due deliberation;3

_________________________

[1]
The Debtors are the following entities:  Hancock Fabrics, Inc. (Tax ID No. XX-XXX0905), One Fashion Way, Baldwyn, Mississippi  38824; Hancock Fabrics of MI, Inc. (Tax ID No. XX-XXX5878), One Fashion Way, Baldwyn, Mississippi  38824; HF Resources, Inc. (Tax ID No. XX-XXX9563), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; Hancockfabrics.com, Inc. (Tax ID No. XX-XXX9698), One Fashion Way, Baldwyn, Mississippi  38824; HF Merchandising, Inc. (Tax ID No. XX-XXX8522), One Fashion Way, Baldwyn, Mississippi  38824; HF Enterprises, Inc. (Tax ID No. XX-XXX7249), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; and Hancock Fabrics, LLC (Tax ID No. XX-XXX9837), c/o One Fashion Way, Baldwyn, Mississippi  38824.

[2]	Any capitalized term used, but not defined herein, shall have the meaning ascribed to it in the Plan.

THE BANKRUPTCY COURT FINDS AND CONCLUDES THAT:

A. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)).  The Bankruptcy Court has jurisdiction over the Reorganization Cases pursuant to 28 U.S.C. § 1334.  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and the Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B. Judicial Notice.  The Bankruptcy Court takes judicial notice of the docket of the Reorganization Cases maintained by the Clerk of the Bankruptcy Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Bankruptcy Court during the pendency of the Reorganization Cases.

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[3]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

C. Order Approving the Disclosure Notice.  The Bankruptcy Court entered the Disclosure Order that, among other things: (1) approved the Disclosure Notice; (2) fixed July 22, 2008, at 10:00 a.m. (ET) as the date for the commencement of the Confirmation Hearing; (3) approved the form and method of notice of the Confirmation Hearing; (4) fixed July 15, 2008, at 4:00 p.m. (ET), as the last date and time for filing and serving objections to confirmation of the Plan (the “Plan Objection Deadline”); and (5) approving the Backstop Agreement.
D. Transmittal Of Notices.  The Disclosure Notice was transmitted in accordance with all applicable Bankruptcy Rules and the Disclosure Order, all as set forth in the Mailing Affidavits.
E. Transmittal And Mailing Of Materials; Notice.  Adequate and sufficient notice of the Plan, the Backstop Agreement, the Rights Offering, the Confirmation Hearing, the Plan Objection Deadline, the entry of this Confirmation Order, and the other bar dates, deadlines and hearings described in the Disclosure Order and Disclosure Notice was given in compliance with the Bankruptcy Rules and the Disclosure Order, and no other or further notice is or shall be required.
F. Classes Deemed to Accept The Plan.  All Classes categorized by the Plan are unimpaired and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.
G. Solicitation.  No solicitation of votes on the Plan is or was required under the Bankruptcy Code.
H. Burden Of Proof.  The Debtors, as proponents of the Plan, have met their burden of proving the elements of section 1129(a) of the Bankruptcy Code by a preponderance of evidence, which is the applicable evidentiary standard.  The Bankruptcy Court also finds that the Debtors have satisfied the elements of section 1129(a) of the Bankruptcy Code under the clear and convincing standard of proof.

I. Plan Compliance With Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.
1. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)).  The Plan designates Classes of Claims against and Interests in the Debtors.  The Claims and Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class.  Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims or Interests.  Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.
2. Specification Of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan specifies the Classes of Claims that are unimpaired.  Thus, the Plan satisfies section 1123(a)(2) of the Bankruptcy Code.
3. Specification Of Treatment Of Impaired Classes (11 U.S.C. § 1123(a)(3)).  No Classes are Impaired under the Plan.  Thus, the Plan satisfies section 1123(a)(3) of the Bankruptcy Code.
4. No Discrimination (11 U.S.C. § 1123(a)(4)).  The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to less favorable treatment with respect to such Claim or Interest.  Thus, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

5. Implementation Of Plan (11 U.S.C. § 1123(a)(5)).  The Plan provides adequate and proper means for implementation of the Plan.  Thus, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.
6. Prohibition Against Issuance Of Non-Voting Equity Securities And Provisions For Voting Power Of Classes Of Securities (11 U.S.C. § 1123(a)(6)).  As set forth in the Certificates of Incorporation and By-Laws attached as Exhibits to the Plan and approved by this Order, no non-voting stock of the Debtors will be distributed under the Plan and all classes of equity securities possess an appropriate distribution of voting power.  Thus, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code.
7. Selection Of The Board of Directors (11 U.S.C. § 1123(a)(7)).  Through the Plan, the Debtors have adequately disclosed the identity of the persons proposed to serve on or after the Effective Date on the Reorganized Debtors’ board of directors.  The appointment and employment of these individuals are consistent with the interests of the holders of Claims and Interests and with public policy.  Thus, section 1123(a)(7) of the Bankruptcy Code is satisfied.
8. Additional Plan Provisions (11 U.S.C. § 1123(b)).  The Plan’s provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for: (a) distributions to holders of Claims; (b) the transactions contemplated by the Plan; (c) the disposition of executory contracts and unexpired leases; (d) the retention of, and right to enforce, sue on, settle or compromise certain claims or causes of action against third parties; (e) resolution of Disputed Claims; (f) allowance of certain Claims; and (g) exculpation and release of various entities as set forth in the Plan.

9. Fed. R. Bankr. P. 3016(a).  The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).
10. Fed. R. Bankr. P. 3016(c).  The Plan clearly identifies the injunction proposed under the Plan, thereby satisfying Bankruptcy Rule 3016(c).
J. Proponents’ Compliance With Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  Except as otherwise provided or permitted by orders of the Bankruptcy Court, the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Order, and other orders of this Bankruptcy Court thereby satisfying section 1129(a)(2) of the Bankruptcy Code.  Specifically, the Debtors are proper debtors under section 109 of the Bankruptcy Code and the Debtors are proper proponents of the Plan under section 1121 of the Bankruptcy Code.
K. Plan Proposed In Good Faith (11 U.S.C. § 1129(a)(3)).  The Debtors have proposed the Plan in good faith and not by any means forbidden by law and this Confirmation Order was not procured by fraud, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Reorganization Cases, the formulation of the Plan and all modifications thereto.  The Reorganization Cases were filed and the Plan was proposed, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and the recoveries to holders of Claims and Interests.  As no objections to the Plan have been filed on this ground, the Bankruptcy Court need not receive evidence on such issues.

L. Payments For Services Or Costs And Expenses (11 U.S.C. § 1129(a)(4)).  Any payment made or to be made by the Debtors for services or for costs and expenses in connection with the Reorganization Cases prior to the Confirmation Date, including administrative expense and substantial contribution claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the Reorganization Cases, either has been approved by or is subject to the approval of the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.
M. Directors, Officers, And Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code and have disclosed the identity of the Debtors’ board of directors and officers.  The appointment of the board of directors and officers is consistent with the interests of holders of Claims and Interests and with public policy.
N. No Rate Changes (11 U.S.C. § 1129(a)(6)).  Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.
O. Best Interests Test (11 U.S.C. § 1129(a)(7)).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code because no Class of Claims or Interests is impaired under the Plan.
P. Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)).  The Plan satisfies section 1129(a)(8) of the Bankruptcy Code because no Class of Claims or Interests is impaired under the Plan.

Q. Treatment Of Administrative And Priority Claims (11 U.S.C. § 1129(a)(9)).  The treatment of Administrative Claims, Fee Claims and Priority Non-Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.
R. Acceptance By Impaired Class (11 U.S.C. § 1129(a)(10)).  The Plan satisfies section 1129(a)(10) of the Bankruptcy Code because no Class of Claims or Interests is impaired under the Plan.
S. Feasibility (11 U.S.C. § 1129(a)(11)).  Section 1129(a)(11) of the Bankruptcy Code is satisfied by the Plan, which provides for the reorganization and emergence of the Debtors from bankruptcy.  Moreover, confirmation of the Plan is not likely to be followed by a chapter 7 liquidation of the Debtors.  There will be sufficient funds to satisfy the Debtors’ obligations under the Plan and to fund the costs and expenses of the post-Effective Date Reorganized Debtors in accordance therewith.  The evidence proffered or adduced at the Confirmation Hearing: (1) is persuasive and credible; (2) has not been controverted by other evidence or challenged in any of the objections to confirmation of the Plan; and (3) establishes that the Plan is feasible.
T. Payment Of Fees (11 U.S.C. § 1129(a)(12)).  The Debtors have paid or will pay, on the Effective Date, or as soon thereafter as practicable, all fees due and payable under 28 U.S.C. § 1930, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.  The Debtors shall continue to file quarterly reports with the U.S. Trustee and pay all fees due and payable under 28 U.S.C. § 1930 until the closing of the Reorganization Cases.

U. Continuation Of Retiree Benefits (11 U.S.C. § 1129(a)(13)).  To the extent applicable, the Debtors have satisfied section 1129(a)(13) of the Bankruptcy Code through provisions in the Plan and the settlement described in paragraph X of this Order, below.
V. Principal Purpose Of Plan (11 U.S.C. § 1129(d)).  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).
W. Modifications To The Plan.  Any and all modifications to the Plan set forth herein (the “Plan Modifications”) constitute technical or non-material changes and do not materially adversely affect or change the treatment of any Claims or Interests.  Accordingly, the Plan Modifications do not require additional disclosures or hearings under the Bankruptcy Code.  The Plan Modifications are as follows:
1. Section I.A.53. of the Plan is revised to read as follows:
“53.           “Exculpated Parties” means: (a) any person who was serving as an officer, director or employee of any of the Debtors on or after the Petition Date, acting in his or her capacity as such; (b) the Debtors; (c) the Reorganized Debtors; (d) the Equity Committee and its present and former members; (e) the Creditors’ Committee and its present or former members; and (f) any of the foregoing parties' respective Professionals.”

2. The following paragraph is hereby added to the end of Section IV.C.2 of the Plan, entitled “Directors and Officers of the Reorganized Debtors:
“On the Effective Date, the Hancock Fabrics, Inc. 2001 Stock Incentive Plan ("2001 Plan") shall be amended to authorize the Board of Directors to modify existing awards granted under the 2001 Plan respecting the number of shares, exercise price or extension of terms, issue new awards in exchange for the cancellation of outstanding awards, extend the last date on which  awards may be granted under the 2001 Plan, extend the date on which the 2001 Plan expires, change the class of persons eligible to receive awards, or change the minimum option price.  This amendment shall be effective until the earlier of:  (i) such time as the Board of Directors determines it is in the best interest of the Company to restore this authority to the holders of a majority of the Company's voting securities; and (ii) the entry of a final decree closing the Reorganization Cases by the Bankruptcy Court.”

3. Section IV.I of the Plan, entitled “Cancellation and Surrender of Instruments, Securities and Other Documentation” is revised to read as follows:
“On the Effective Date and concurrently with the applicable Distributions made pursuant to Article III, all agreements, contracts, instruments and other documents evidencing Secured Claims that are not Reinstated shall be canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor, and the obligations of the Debtors under such agreements, contracts, instruments and other documents shall be discharged.  The holders of or parties to such canceled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan.”
4. Section IV.J of the Plan, entitled “Release of Liens and Escrows” is revised to read as follows:
“Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III, all mortgages, deeds of trust, liens or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns.  The Holder of any Secured Claim released by operation of the Plan shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Holder and to take such actions as may be requested by the Debtors (or the Reorganized Debtors, as the case may be) to evidence the release of any lien, including the execution, delivery and filing or recording of such releases as may be requested by the Debtors (or the Reorganized Debtors, as the case may be).  In addition, all reserves, escrows and other deposits, held by the Debtors or by another party, for adequate assurance of performance or any similar reason shall be released and transferred to the Reorganized Debtors on or as soon as reasonably practicable after the Effective Date; provided, however, that any reserves established for Disputed Claims during the Reorganization Cases shall only be released and transferred to the Reorganized Debtors in accordance with the orders establishing such reserves.  To the extent that any escrow or deposit held by a third party is not turned over to the Reorganized Debtors within ten (10) days of the Effective Date, and such failure to do so is in contravention of applicable law, the Reorganized Debtors shall not make any Distribution on any Claim or Interest held by such third party.”

5. Section V.A.4(a) of the Plan is revised to read as follows:
“(a)           After entry of the Confirmation Order, the Debtors shall serve upon each party to an Executory Contract or Unexpired Lease, and any transferee of such party’s Claim if a notice has been properly filed pursuant to Bankruptcy Rule 3001 on or prior to the Record Date, being assumed pursuant to the Plan notice of: (i) the contract or lease being assumed or assumed and assigned; (ii) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (iii) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.”

6. Section VI.D.1 of the Plan, entitled “Delivery of Distributions,” is revised to read as follows:
“Distributions to holders of Allowed Claims shall be made by a Disbursing Agent (a) to the addresses set forth on the respective proofs of Claim filed by holders of such Claims or to the address of a transferee of a Claim if a notice has been properly filed pursuant to Bankruptcy Rule 3001 on or prior to the Record Date; (b) to the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of filing of any related proof of Claim; or (c) to the addresses reflected in the applicable Debtor’s Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address.  The Disbursing Agent shall make reasonable efforts to determine the correct addresses for the Distributions to holders of Allowed Claims.”

7. Section VIII.B.5 of the Plan, entitled “Conditions to the Effective Date,” is revised to read as follows:
"All necessary agreements to provide (a) the Exit Financing, (b) the Backstop Agreement, and (c) the Rights Offering have been executed and approved by Final Order of the Bankruptcy Court, if necessary, on terms and conditions satisfactory to the Debtors and Reorganized Debtors and reasonably satisfactory to the Committees, and any and all required conditions to the consummation of such agreements have been waived or satisfied in accordance with their terms."

8. Section IX.A of the Plan, entitled “Discharge of Claims,” is revised to read as follows:
“The rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims, including any interest accrued on Claims from the Petition Date; provided, however, that holders of Claims that are Reinstated will retain certain rights due to the Reinstatement of such Claims as provided for in the Plan and the Bankruptcy Code.  The Confirmation Order, Confirmation shall, as of the Effective Date, discharge the Debtors from all Claims or other Liabilities that arose on or before the Effective Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code or (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code; provided, however, that holders of Claims that are Reinstated will retain certain rights due to the Reinstatement of such Claims as provided for in the Plan and the Bankruptcy Code.

In accordance with the foregoing, the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and Liabilities against the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim.”

9. Section IX.B(a) of the Plan, entitled “Injunctions” is revised to read as follows:

“(a)           As of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or Liability that is discharged in accordance with Section IX.A. of the Plan shall be permanently enjoined from taking any of the following actions on account of any such Claims, debts or Liabilities: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a Distribution; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (i) above; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, Liability or obligation due to the Debtors or the Reorganized Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.”

10. The following paragraph is hereby added to the end of Section X.A. of the Plan, entitled “Retention of Jurisdiction”:
“Notwithstanding anything set forth in this Article X, the Bankruptcy Court shall not retain jurisdiction over the Exit Financing or any disputes arising thereunder from and after the occurrence of the Effective Date.”

11. Section XI.B. of the Plan, entitled “Allowance of Fees and Expenses of Ad Hoc Equity Committee,” is revised to read as follows:
“The reasonable fees and expenses of the Professionals for the Ad Hoc Equity Committee shall be considered to be Fee Claims subject to compliance with the procedures set forth in Section III.1.(e)(ii)A of the Plan.  Such Fee Claim may not be objected to by the Debtors, the Reorganized Debtors or the Creditors’ Committee on the grounds that the Ad Hoc Equity Committee or its Professionals did not make a substantial contribution to the Reorganization Cases.”

12. Section XI.C. of the Plan, entitled “Limitation of Liability,” is revised to read as follows:
“1.            The Debtors, the Reorganized Debtors, the Creditors’ Committee, the Equity Committee, and their respective directors, officers, employees, affiliates, subsidiaries, predecessors, successors, and members, shall neither have nor incur any Liability to any Entity for any act taken or omitted to be taken in connection with, related to or arising out of the Reorganization Cases or the consideration, formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Notice, the Restructuring Transactions or any transaction proposed in connection with the Reorganization Cases or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection therewith including, without limitation, the Rights Offering; provided, however, that the foregoing provisions of this Section XI.C.1. shall have no effect on: (a) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan; (b) the liability of any Entity that would otherwise result from any such act or omission by such Entity to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct; or (c) the liability of any Entity in connection with, or arising out of, the Exit Financing from and after the occurrence of the Effective Date.

2.            Notwithstanding any other provision of the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Creditors’ Committee, the Equity Committee, or their respective directors, officers, employees, affiliates, subsidiaries, predecessors, successors and members, for any act or omission in connection with, relating to or arising out of the Reorganization Cases or the consideration, formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Notice, the Restructuring Transactions or any transaction or document created or entered into, or any other act taken or omitted to be taken, in connection therewith, including, without limitation, the Rights Offering, except for: (a) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan; (b) the liability of any Entity that would otherwise result from any such act or omission by such Entity to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct; or (c) the liability of any Entity in connection with, or arising out of, the Exit Financing from and after the occurrence of the Effective Date.”

X.  PBGC Settlement.  Section IV.G.2 of the Plan incorporates the following settlement by and between the Debtors and the PBGC:

1.           Debtors are the contributing sponsor and members of its controlled group of the Hancock Fabrics, Inc., Consolidated Retirement Plan (the “Pension Plan”).

2.           The Pension Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

3.           On August 9, 2007, PBGC filed the following claims (collectively, the “Pension Claims”):

Claim No.	Debtor	Amount	Basis for Claim
1964	Hancock Fabrics, LLC	Unliquidated	Liability for premiums
1965	Hancock Fabrics, LLC	$30.7 M	Unfunded benefit liabilities
1966	Hancock Fabrics, LLC	Unliquidated	Unpaid funding contributions
1967	HF Enterprises, Inc.	Unliquidated	Liability for premiums
1968	HF Enterprises, Inc.	$30.7 M	Unfunded benefit liabilities
1969	HF Enterprises, Inc.	Unliquidated	Unpaid funding contributions
1970	HF Merchandising, Inc.	Unliquidated	Liability for premiums
1971	HF Merchandising, Inc.	$30.7 M	Unfunded benefit liabilities
1972	HF Merchandising, Inc.	Unliquidated	Unpaid funding contributions
1973	Hancockfabrics.com, Inc.	Unliquidated	Liability for premiums
1974	Hancockfabrics.com, Inc.	$30.7 M	Unfunded benefit liabilities
1975	Hancockfabrics.com, Inc.	Unliquidated	Unpaid funding contributions
1976	HF Resources, Inc.	Unliquidated	Liability for premiums
1977	HF Resources, Inc.	$30.7 M	Unfunded benefit liabilities
1978	HF Resources, Inc.	Unliquidated	Unpaid funding contributions
1979	Hancock Fabrics of MI, Inc.	Unliquidated	Liability for premiums
1980	Hancock Fabrics of MI, Inc.	$30.7 M	Unfunded benefit liabilities
1981	Hancock Fabrics of MI, Inc.	Unliquidated	Unpaid funding contributions
1982	Hancock Fabrics, Inc.	Unliquidated	Liability for premiums
1983	Hancock Fabrics, Inc.	$30.7 M	Unfunded benefit liabilities
1984	Hancock Fabrics, Inc.	Unliquidated	Unpaid funding contributions

4.           All of the above Pension Claims for unfunded benefit liabilities are contingent upon the termination of the Pension Plan.  All of the above Pension Claims for premiums and unpaid minimum funding contributions are contingent upon such liability arising during the course of the bankruptcy proceedings.
5.           As set forth in the Plan, the Debtors will continue to sponsor and maintain the Pension Plan in compliance with ERISA.  Consequently, the Debtors will continue to meet their obligations to the Pension Plan, including making contributions to the Pension Plan in the amounts necessary to satisfy the minimum funding obligations under 29 U.S.C. § 1082 and 26 U.S.C. §§ 412 and 430.
6.           The Plan does not discharge, nor affect in any way, the Debtors’ liability for any funding deficiencies or unpaid premiums, or for any unfunded benefit liabilities of the Pension Plan, as determined by applicable law, should it terminate after the Plan is confirmed.
7.           Provided that the Pension Plan is not terminated prior to the Effective Date , all of the Pension Claims filed by the PBGC shall be deemed withdrawn as of the Effective Date of the Plan, and the PBGC shall not file any other claims or otherwise seek payments from the Estates.
8.           Because the Pension Claims will not have been discharged in the bankruptcy proceeding, neither PBGC nor any trustee appointed pursuant to 29 U.S.C. § 1342 shall be precluded by confirmation of the Plan from commencing any legal action, or from taking any other action, authorized by applicable law, to collect or recover from the Reorganized Debtors, their successors, or their assets, any claims for unpaid premiums and unpaid minimum funding contributions as have arisen or shall arise, or for unfunded benefit liabilities under 29 U.S.C. § 1362 in the event that the Pension Plan subsequently terminates.

Y. Local Tax Authorities Settlement.  The following is the resolution of the objections filed by (a) the Local Tax Authorities represented by Linebarger Goggan Blair & Sampson, LLP as listed in their objection to confirmation (D.I. 2955), and (b) the Tax Appraisal District of Bell County, et al., represented by McCreary, Veselka, Bragg and Allen, P.C. as listed in their objection to confirmation (D.I. 2926) (collectively, the “Objecting Local Tax Authorities”):
1.           Lien Retention.  Notwithstanding anything to the contrary in the Plan or the provisions of the Exit Financing, the liens asserted by the Objecting Local Tax Authorities, for pre- and post-petition taxes on the assets of the Debtors or proceeds thereof shall continue in the order of their priority, with the same validity, force and effect, that they now have against such assets or proceeds, subject to any claims and defenses that the Debtors may possess with respect thereto until (i) such secured tax claims are allowed and paid in full, or (ii) the entry of a further order of this Court.
2.           Objecting Local Tax Authorities’ Claims.  The Debtors shall either allow, pursuant to settlement, court order or otherwise, or object to the claims filed by the Objecting Local Tax Authorities by no later than 120 days after the Effective Date (the Claims Objection Bar Date), and shall request a hearing on any objection within forty-five (45) days of such objections being filed.  The claims of the Objecting Local Tax Authorities for pre-petition taxes, including interest thereon as set forth below, shall be paid in full in cash within thirty (30) days after the expiration of the Claims Objection Bar Date or entry of an order allowing such claim if a timely objection was filed.

3.           Interest Rates.  Notwithstanding anything to the contrary in the Plan, the secured claims of the Objecting Local Tax Authorities on account of unpaid taxes shall receive interest at the rate as prescribed in section 511 of the Bankruptcy Code and applicable state and local law, and such interest shall accrue from and after the Effective Date through the date such claims are paid in full.  Further, notwithstanding anything to the contrary in the Plan, to the extent they are oversecured, all secured claims of the Objecting Local Tax Authorities on account of unpaid taxes shall be paid interest on such claims as allowed pursuant to section 506(b) of the Bankruptcy Code at their statutory rate as prescribed in section 511 of the Bankruptcy Code and applicable state and local law from the Petition Date through the Effective Date.
4.           Post-petition Taxes.  The Debtors will pay the post-petition taxes owed to the Objecting Local Tax Authorities as billed in the ordinary course of business.  Failure to timely pay such post-petition taxes shall subject the Debtors to the imposition of penalties, interest and collection remedies pursuant to applicable non-bankruptcy law.
Z. No Solicitation Required (11 U.S.C. § 1125).  The Debtors and their respective agents, representatives, attorneys, and advisors have demonstrated that no solicitation of votes for the Plan is required under the applicable provisions of the Bankruptcy Code and the Exculpated Parties are entitled to the protections afforded by the Bankruptcy Code and the exculpation and limitation of liability provision set forth in the Plan.
AA. Rejection of Executory Contracts and Unexpired Leases.  The Debtors have exercised reasonable business judgment in determining whether to assume or reject executory contracts and unexpired leases as set forth in the Plan.  Each pre- or post-Confirmation assumption or rejection of an executory contract or unexpired lease pursuant to the Plan and assignment, if any, shall be legal, valid and binding upon the Debtors and their assignees or successors and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate Final Order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

BB. Settlements, Compromises and Releases.  All settlements and compromises that are embodied in the Plan, including, but not limited to, the PBGC Settlement and the Local Tax Authorities Settlement, are hereby approved as fair, equitable, reasonable and in the best interests of the Debtors and their estates, creditors and Interest holders, and such settlements and compromises shall be, and hereby are, effective and binding on all persons and entities who have standing to assert such claims or causes of action.  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a):  (1) the settlements, compromises, releases, discharges, exculpations, and injunctions set forth in the Plan and implemented by this Confirmation Order shall be, and hereby are, approved as equitable, reasonable and in the best interests of the Debtors, their creditors and Interest holders; (2) the classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto; and (3) the settlement, compromise and release of any and all such rights pursuant to the Plan are in the best interests of the Debtors, their creditors and Interest holders, and shall be, and hereby are, approved as fair, equitable and reasonable.  All settlements and compromises of claims and causes of action against non-Debtor entities that may be embodied in the Plan: (i) are approved as fair, equitable, reasonable and in the best interests of the Debtors, their creditors and Interest holders; (ii) shall be, and hereby are, effective and binding on each holder of a Claim and/or Interest who has accepted or who has been deemed to accept, the Plan; and (iii) no other such holder of a Claim or Interest shall have standing to assert such claims or causes of action after the Effective Date.

CC. Conditions To Confirmation and Effective Date; Waiver of Conditions.  The conditions to Confirmation set forth in the Plan have been satisfied, waived or will be satisfied by entry of this Confirmation Order.  The conditions to the Effective Date set forth in the Plan are reasonably likely to be satisfied.
DD. Retention Of Jurisdiction. The Bankruptcy Court properly may retain jurisdiction over the matters set forth in the Plan after the Effective Date; provided, however, that nothing in the Plan or this Confirmation Order shall expand the jurisdiction of the Bankruptcy Court following the occurrence of the Effective Date beyond that provided for in section 1142 of the Bankruptcy Code, 28 U.S.C. § 157 and/or 28 U.S.C. § 1334.
EE. Election Pursuant to 11 U.S.C. § 1111(b).  No secured creditor has elected the treatment provided by section 1111(b) of the Bankruptcy Code.
FF. Substantive Consolidation.  On the Effective Date, for the administrative purposes of classification of Claims and making Distributions under the Plan only, the Debtors shall be deemed to have been substantively consolidated.  Thus, holders of Allowed Claims against one Debtor will receive the same treatment as holders of similarly classified Allowed Claims against any other Debtor.  Additionally, holders of Allowed Claims against multiple Debtors on account of guarantees and co-obligations of multiple Debtors will be entitled to only one Distribution from the Debtors’ Estates.  Because the Plan contemplates payment in full to all holders of Allowed Claims, this “deemed consolidation” is for administrative convenience only and no substantive rights of any holder of a Claim will be prejudiced thereby.

GG. Backstop and Rights Offering.  The Rights Offering, as set forth in Exhibit IV.B.2 of the Plan, and the Backstop were negotiated in good-faith and at arm's-length, and the terms of the Rights Offering and the Backstop are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration and are in the best interests of the Debtors' estates and creditors.
ACCORDINGLY, THE BANKRUPTCY COURT HEREBY ORDERS THAT:
1. Confirmation.  The Plan, including all Exhibits and attachments to the Plan and the Plan Modifications (which all are hereby incorporated into and constitute a part thereof) is approved and confirmed under section 1129 of the Bankruptcy Code.  The terms of the Plan, all Exhibits and attachments thereto and the Plan Modifications are incorporated by reference into and are an integral part of this Confirmation Order.  The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision.

2. Objections.  All objections to confirmation of the Plan that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits.
3. Provisions Of Plan And Order Non-Severable And Mutually Dependent.  The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.
4. Vesting Of Assets; Corporate Existence.  On the Effective Date pursuant to section 1141(b) of the Bankruptcy Code, the vesting of Assets in the Reorganized Debtors: (a) are and shall be legal, valid, and effective transfers of property; (b) vest and shall vest the transferee with good title to such property free and clear of all Claims, Encumbrances, and Interests of any Person, except as expressly provided in the Plan and Confirmation Order; (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or non-bankruptcy law; (d) do not and shall not subject the Reorganized Debtors or Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including any laws affecting successor or transferee liability; and (e) shall be subject to the protections of section 1146 of the Bankruptcy Code.  Each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate or other business Entity, with all the powers of a corporation or company under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.  Except as otherwise provided herein, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, Encumbrances and Interests except as expressly provided in the Plan and Confirmation Order. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.  Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for Professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of Final Fee Applications) without application to the Bankruptcy Court.

5. Effects Of Confirmation; Immediate Effectiveness; Successors And Assigns.  The Bankruptcy Court authorizes the Debtors to consummate the Plan after entry of this Confirmation Order.  Subject to the occurrence of the Effective Date, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan (including all Exhibits and attachments thereto, the Plan Modifications and all documents and agreements executed pursuant to the Plan) and this Confirmation Order shall be binding on: (a) the Debtors; (b) all holders of Claims against and Interests in the Debtors; (c) each Person acquiring property under the Plan; (d) any other party-in-interest; (e) any Person making an appearance in these Reorganization Cases; (f) any Person receiving notice of the Plan; and (g) each of the foregoing’s respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians.  Upon the occurrence of the Distributions to be made on the Effective Date, the Plan shall be deemed substantially consummated under section 1101 of the Bankruptcy Code.

6. Restructuring Transactions.  On or after the Confirmation Date, the applicable Debtors or Reorganized Debtors, after consultation with the Committees prior to the Effective Date, may enter into such Restructuring Transactions and may take such actions as the Debtors or Reorganized Debtors may determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors, to the extent not inconsistent with any other terms of the Plan.  Such Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate without further order of the Bankruptcy Court.  The actions to effect these transactions may include, but shall not be limited to: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan, the Exit Financing and the Rights Offering and that satisfy the requirements of applicable state law and such other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan, the Exit Financing and the Rights Offering and having such other terms to which the applicable Entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, dissolution or change in corporate form pursuant to applicable state law; and (d) the taking of all other actions consistent with the Plan, the Exit Financing and the Rights Offering that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.  In no case shall a Restructuring Transaction or any other restructuring or sale relieve the Reorganized Debtors or any successor to a Reorganized Debtor from performing the obligations of the applicable Reorganized Debtor pursuant to the Plan including, without limitation, to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor; provided, however, that a contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation may provide that another sufficiently-capitalized Reorganized Debtor or other entity will perform such obligations.

7. Certificates of Incorporation and By-Laws.  The amended Certificates of Incorporation and By-Laws included as Exhibits to the Plan are hereby adopted as the Certificates of Incorporation and By-Laws of the appropriate Reorganized Debtors without the need for any further approval by any person or entity.
8. Causes of Action.  Except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code and to the fullest extent possible under applicable law, the Reorganized Debtors shall retain and may enforce, and shall have the sole right to enforce, any claims, demands, rights and causes of action that any Debtor or its Estate holds or may hold against any Entity, including any Recovery Actions and any currently pending actions. Without limiting the generality of the foregoing, the Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action.  Further, the Reorganized Debtors retain their right to file and pursue, and shall have the sole right to file and pursue, any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor and any actions against any Non-Released Party.  Notwithstanding the foregoing, on the Effective Date, the Reorganized Debtors shall be deemed to waive and release any actions arising under section 547 of the Bankruptcy Code relating to any preference actions held by any Debtor or its Estate or any Reorganized Debtor against any Entity.

9. Rejection and Assumption of Executory Contracts and Unexpired Leases.  Except as otherwise provided in this Confirmation Order, upon the Effective Date, each of the Debtors hereby reject or assume all executory contracts and unexpired leases as set forth and described in the Plan.
10. Insurance Policies.  Notwithstanding anything to the contrary in the Plan, any insurance policy in effect as of the date of the Effective Date that provides insurance coverage to the Debtors or their officers, directors and employees shall remain in effect through its expiration in accordance with the terms and conditions of such policy.
11. Releases Of Certain Parties By the Debtors.  The release provisions set forth in Section IV.F.3 of the Plan are hereby approved in their entirety.  Without limiting any applicable provisions of or releases contained in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns and any and all entities who may purport to claim by, through, for or because of them, shall unconditionally release, and hereby are deemed to forever release unconditionally, each of the Exculpated Parties from any and all claims, debts, obligations, demands, liabilities, suits, judgments, damages, rights and causes of action, whatsoever (other than the right to enforce the obligations under the Confirmation Order and the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the effective date in any way relating to the Debtors, the Debtors’ bankruptcy cases, the Plan, or the Disclosure Notice (which release shall be in addition to the discharge of claims provided herein and under the Confirmation Order and the Bankruptcy Code); provided, however, that such releases shall not affect in any way any claims against Non-Released Parties.  In addition, on the Effective Date, the Reorganized Debtors shall be deemed to waive and release any Recovery Actions arising under section 547 of the Bankruptcy Code relating to any preference claims held by any Debtor or its Estate or any Reorganized Debtor against any Entity; provided, however, that such releases shall not affect in any way any claims against Non-Released Parties.

12. Injunctions.  The injunction provision set forth in Section IX.B of the Plan is hereby approved in its entirety.  As of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or Liability that is discharged in accordance with Section IX.A. of the Plan shall be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or Liabilities: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a Distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, Liability or obligation due to the Debtors or the Reorganized Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.  As of the Effective Date, all Entities that have held, currently hold or may hold any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities that are released pursuant to the Plan shall be permanently enjoined from taking any of the following actions against any released Entity or its property on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, Liability or obligation due to any released Entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

13. Exculpation.  The exculpation and limitation of liability provisions set forth in Section IX.C of the Plan are hereby approved in their entirety.  On the Effective Date of the Plan, the Exculpated Parties shall neither have nor incur any liability to any Entity for any act or omission taken or omitted on or after the Petition Date in connection with, related to, or arising out of, the Debtors’ bankruptcy cases, the preparation, filing, negotiation or formulation of the Plan, or the pursuit of confirmation of the Plan including without limitation, the consummation of the Plan or the implementation or administration of the Plan or the property to be distributed under the Plan, and any such claim or cause of action shall be deemed released, except for any claim or cause of action arising from the fraud or willful misconduct of any Exculpated Party.  In all respects the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing in the Plan shall, or shall be deemed to, release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties' obligations or covenants arising pursuant to the Plan or this Confirmation Order; and, provided further, however, that any party designated as a Non-Released Party in the Plan shall be excluded from the definition of Exculpated Parties.

14. Terms of Injunctions or Stays.  Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date after which the discharge and permanent injunctions of the Plan and the Bankruptcy Code will be given full force and effect.
15. Governmental Approvals Not Required.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Notice and any documents, instruments or agreements, and any amendments thereto.
16. Payment of Fees.  The Debtors shall continue to file quarterly reports with the U.S. Trustee and pay all fees due and payable under 28 U.S.C. § 1930 until the closing of the Reorganization Cases.
17. Retention of Jurisdiction.  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction as provided in the Plan over all matters arising out of, arising in, and related to the Reorganization Cases and the Plan to the fullest extent permitted by law, including, among other items and matters, jurisdiction over those items and matters set forth in Article X of the Plan.  Notwithstanding anything set forth in this paragraph or Article X of the Plan, the Bankruptcy Court shall not retain jurisdiction over the Exit Financing or any disputes arising thereunder from and after the occurrence of the Effective Date

18. Filing And Recording.  This Confirmation Order: (a) is and shall be effective as a determination that, on the Effective Date, all Claims and Interests existing prior to such date have been released, satisfied and terminated to the extent provided for in the Plan; and (b) is and shall be binding upon and shall govern the acts of all Entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record, or release any document or instruments.  Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax, or similar tax imposed by federal, state or local law.
19. Notices. The Debtors shall serve notice of entry of this Confirmation Order and occurrence of the Effective Date in accordance with Bankruptcy Rules 2002 and 3020(c); provided, however, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtors mailed a notice of the Bar Date or Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved - left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person of that Person’s new address.  The notice described herein is adequate under the particular circumstances of these Reorganization Cases, and no other or further notice is necessary.  Service of notice in accordance with this decretal paragraph shall constitute good and sufficient notice of the bar date for Fee Claims and Administrative Claims for the period from June 5, 2007 through the Effective Date, and no other or further notice of such bar dates shall be required.

20. Reference to Plan Provisions.  The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.
21. Confirmation Order Controlling.  The provisions of the Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence unless otherwise ordered by the Bankruptcy Court.
22. Prior Orders.  The Plan and the Confirmation Order are consistent with, and do not affect the finality of, any prior orders of this Court entered in the Reorganization Cases and such orders continue in full force and effect except to the extent that any such prior order is expressly modified in this Confirmation Order.
23. Binding Effect.  Pursuant to section 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present, future and former holders of Claims and Interests, and their respective heirs, personal representatives, successors and assigns.

24. Modifications to the Plan.  Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, may alter, amend or modify the Plan and the Exhibits to the Plan at any time before its substantial consummation; provided, however, that (i) the Plan as modified shall meet the requirements of sections 1122 and 1123 of the Bankruptcy Code, (ii) the Plan as modified shall comply with section 1125 of the Bankruptcy Code, (iii) circumstances warrant such modifications and (iv) the Bankruptcy Court enters an order confirming the Plan as modified, if necessary.  Such modifications may include, but are not limited to, the possible further amendment of the Certificates of Incorporation and By-Laws of Hancock Fabrics Inc., which are Exhibits to the Plan, as discussed on the record at the Confirmation Hearing.
25. Credit Facility Claims.
(a)           Notwithstanding anything to the contrary contained in this Confirmation Order, the Plan or otherwise, pursuant to the terms and conditions of the Loan and Security Agreement, dated June 29, 2005, by and among Wachovia Bank, National Association in its capacity as agent (in such capacity the “Prepetition Agent”) for itself and certain other financial institutions from time to time party thereto as lenders (collectively, the “Prepetition Lenders”) and Debtors, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of July 26, 2005, Amendment No. 2 to Loan and Security Agreement, dated as of December 31, 2005, Amendment No. 3 to Loan and Security Agreement, dated as of April 25, 2006, Amendment No. 4 to Loan and Security Agreement, dated as of June 14, 2006, Amendment No. 5 to Loan and Security Agreement, dated as of October 31, 2006 and Amendment No. 6 to Loan and Security Agreement, dated as of December 29, 2006 (the “Pre-Petition Loan Agreement”), as ratified and amended by the Ratification and Amendment

Agreement, dated as of March 22, 2007, as amended by Amendment No. 1 to Ratification and Amendment Agreement and Amendment No. 7 to Loan and Security Agreement, dated April 19, 2007 and Amendment No. 2 to Ratification and Amendment Agreement and Amendment No. 8 to Loan and Security Agreement, dated June 8, 2007 (as amended hereby and as may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the “Wachovia Loan Agreement”) and the Final Order (A) Authorizing Debtors to Obtain Post-Petition Financing and Grant Security Interests and Superpriority Administrative Expense Status Pursuant to 11 U.S.C. §§ 105 and 364(c); (B) Modifying the Automatic Stay Pursuant to 11 U.S.C. § 362; and (C) Authorizing Debtors to Enter Into Agreements with Wachovia Bank, National Association, as Agent, and Other Lenders, dated April 19, 2007 (as amended, modified and extended, the "Wachovia Final Financing Order"), (i) all Claims of, and Obligations (as defined in the Wachovia Loan Agreement) owing to, the Prepetition Agent and the Prepetition Lenders shall be satisfied and paid in full in accordance with terms and conditions of the Wachovia Final Financing Order, the Wachovia Loan Agreement and the other the Financing Agreements (as defined in the Wachovia Loan Agreement), and (ii) upon payment in full of all Claims of, and Obligations owing to, Prepetition Agent and Prepetition Lenders, Prepetition Agent and each Prepetition Lender shall be released from any and all obligations, liabilities, actions, duties, responsibilities and causes of action arising or occurring in connection with or related to the Financing Agreements or the Wachovia Final Financing Order, including without limitation any obligation or responsibility (whether direct or indirect, absolute or contingent, due or not due, primary or secondary, liquidated or unliquidated) to pay or otherwise fund the Carve-Out Expenses (as defined in the Wachovia Final Financing Order).
(b)           Notwithstanding anything to the contrary contained in this Confirmation Order or the Plan or otherwise, all Obligations (as defined in the Wachovia Loan Agreement); the liens and security interests in the Debtors’ assets and properties granted to Prepetition Agent and Prepetition Lenders pursuant to the terms of the Wachovia Loan Agreement, the other Financing Agreements and the Wachovia Final Financing Order securing the Obligations; and all interests, rights, priorities, protections, and remedies granted to Prepetition Agent and Prepetition Lenders under or in connection with the Wachovia Loan Agreement, the other Financing Agreements and the Wachovia Final Financing Order shall, in each case, remain in full force and effect until all of the Obligations are paid in full in accordance with the terms and conditions of the Wachovia Final Financing Order and the Prepetition Loan Agreement.
(c)           Notwithstanding anything to the contrary contained in this Confirmation Order, the Plan or otherwise, any loans, advances, letter of credit accommodations or other financial or credit accommodations made or provided by the Prepetition Agent and Prepetition Lenders to Debtors at any time during the period commencing on the date of this Confirmation Order through and including the Effective Date shall be fully protected and entitled to all of the rights, claims, priority, liens, remedies and protections afforded under the Wachovia Loan Agreement, the other Financing Agreements and the Wachovia Final Financing Order.

26. Term Loan Claims.
(a)           Notwithstanding anything to the contrary contained in this Confirmation Order, the Plan or otherwise, pursuant to the terms and conditions of the Loan and Security Agreement, by and among the lenders from time to time parties thereto (collectively, the "Term Lenders"), Ableco Finance LLC, as agent for the Term Lenders (in such capacities, and together with any successor collateral or administrative agent, the "Term Agent") and the Debtors (as the same has been or may be amended, supplemented or otherwise modified herein or from time to time, the "Term Loan Agreement") and the Final Order (a) Authorizing Debtors to Obtain Postpetition Financing and Grant Security Interests and Superpriority Administrative Expense Claims Pursuant to 11 U.S.C. §§ 105 and 364(c) and Bankruptcy Rules 2002, 4001 and 9014, (b) Modifying the Automatic Stay Pursuant to 11 U.S.C. § 362, (c) Authorizing Debtors to Enter into Agreements with Ableco Finance LLC, and (d) Granting Related Relief (as amended or modified, the "Term Final Financing Order"), (i) all Claims of, and obligations owing to, the Term Agent and the Term Lenders shall be satisfied and paid in full in accordance with terms and conditions of the Term Final Financing Order and the Term Loan Agreement, and (ii) upon payment in full of all Claims of, and obligations owing to, the Term Agent and Term Lenders, the Term Agent and each Term Lender shall be released from any and all obligations, liabilities, actions, duties, responsibilities and causes of action arising or occurring in connection with or related to the Term Loan Agreement or the Term Final Financing Order.

(b)           Notwithstanding anything to the contrary contained in this Confirmation Order or the Plan or otherwise, all obligations, the liens and security interests in the Debtors’ assets and properties granted to Term Agent and Term Lenders pursuant to the terms of the Term Loan Agreement and the Term Final Financing Order securing the obligations, all interests, rights, priorities, protections, and remedies granted to Term Agent and Term Lenders under or in connection with the Term Loan Agreement and the Term Final Financing Order shall, in each case, remain in full force and effect until all of the obligations are paid in full in accordance with the terms and conditions of the Term Final Financing Order and the Term Loan Agreement.
(c)           Notwithstanding anything to the contrary contained in this Confirmation Order, the Plan or otherwise, any loans, advances, letter of credit accommodations or other financial or credit accommodations made or provided by the Term Agent and Term Lenders to Debtors at any time during the period commencing on the date of this Confirmation Order through and including the Effective Date shall be fully protected and entitled to all of the rights, claims, priority, liens, remedies and protections afforded under the Term Loan Agreement and the Term Final Financing Order.

27. Exit Financing.  For the avoidance of doubt, the liens Reinstated by the Debtors under the Plan shall be consistent with the terms of the Exit Financing.

28. Final Order.  This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated:     July 22, 2008
Wilmington, Delaware

/s/ Brendan L. Shannon
THE HONORABLE BRENDAN L. SHANNON
UNITED STATES BANKRUPTCY JUDGE

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